                                                                    EXHIBIT 10.3



                 MEMBER'S INTEREST PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                            PETER AND TURKEY STREMMEL
                                HUSBAND AND WIFE


                                       AND


                          STEVE AND HENRIETTA STREMMEL
                                HUSBAND AND WIFE


                                       AND


                                LAST CHANCE, INC.
                              A NEVADA CORPORATION

                  MEMBER'S INTEREST PURCHASE AND SALE AGREEMENT

        This Member's Interest Purchase and Sale Agreement ("Agreement") is made this 27th day of December, 2001, by and between Peter and Turkey Stremmel, husband and wife and Steve and Henrietta Stremmel, husband and wife (jointly and severally referred to as "Sellers"), and Last Chance, Inc., a Nevada corporation (Last Chance).

RECITALS:

        A. The capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Section 1;

        B. This Agreement is one of the Integrated Agreements by and between Last Chance and Prospector Gaming Enterprises, Inc. and its Affiliates for the acquisition by Last Chance of all of the Integral Properties and Assets of the Gold Ranch Casino and RV Resort;

        C. The Sellers constitute all of the Members of, and possess all of the Member's Interests in, California Prospectors, Ltd., a Nevada limited liability company, (California Prospectors), which operates the California Lottery Station on the California Lottery Property;

        D. Subject to appropriate government approvals, Last Chance desires to buy and Sellers desire to sell, all of the Sellers' Member's Interests in California Prospectors on the terms and for the considerations set forth in this Agreement; and

        E. Target Investments, L.L.C., a Nevada limited liability company (Target), owns the California Lottery Station and the California Lottery Property and leases them to California Prospectors under and pursuant to the terms of that certain Lease Agreement dated January 1, 1999. At the Closing, California Prospectors and Target shall execute the California Lottery Station Lease which shall, for all purposes, replace the lease of January 1, 1999, and Target shall execute the Option To Purchase the Gold Ranch Casino Property granting to Last Chance: (i) an option to purchase the California Lottery Station and the California Lottery Property, and (ii) a right of first refusal with respect thereto, contemporaneously with and as a condition precedent to the execution of this Agreement.

        NOW WHEREFORE, in consideration of the foregoing Recitals, the mutual considerations, covenants and agreements provided below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and Last Chance agree as follows:

1.      DEFINITIONS.

        1.1 "Affiliate" means as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children, grandchildren, brothers and sisters, of such individual and any trust the principal beneficiary of which is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management or policies, whether through the ownership of securities, limited liability California Prospectors or partnership or other ownership interests, by contract or otherwise.

        1.2 "Asset Purchase Agreement" means the Asset Purchase Agreement by and between Prospector Gaming Enterprises, Inc., a Nevada corporation and Last Chance, Inc., a Nevada corporation, executed contemporaneously herewith and as to which this Agreement is an integral part.

        1.3 "California Lottery Property" means the real property owned by Target Investments, LLC and described in Exhibit 1 to the Asset Purchase Agreement (APN 038-230-06 and APN 023-100-06) upon and from which California Prospectors operates the California Lottery Station.

        1.4 "California Lottery Station" means all of the improvements located on the California Lottery Property, including, without limitation, the facility from which California Prospectors operates as a duly licensed California State Lottery Retailer.

        1.5 "California Lottery Station Lease" means the agreement between California Prospectors and Target Investments, L.L.C. for the lease of the California Lottery Property and the California Lottery Station with an option to purchase and a right of first refusal.

        1.6 "Closing," means the completion of the transaction contemplated by the Integrated Agreements on the Closing Date.

        1.7 "Closing Date" means the last day of the month in which all conditions precedent to the Closing have occurred as provided in the Asset Purchase Agreement.

        1.8 "California Prospectors" means California Prospectors, Ltd., a Nevada limited liability California Prospectors.

        1.9 "EBITDA" shall mean the sum of net income (or loss) of California Prospectors (after eliminating all extraordinary or nonrecurring items of income or loss), plus to the extent deducted in computing such net income (or loss), without duplication, (i) all interest and other similar expense in respect of indebtedness for borrowed money and similar expense in respect of capitalized leases, plus (ii) all expenses for income taxes (whether paid, accrued or deferred), plus (iii) all depreciation and amortization of any assets or other non cash charges (including any depreciation, amortization or write-off of intangible assets, transaction costs or goodwill), plus (iv) all member draws, whether or not paid in cash, plus (v) owner's compensation payments, plus (vi) all rent paid to Target under the Existing Lease, less (vii) interest and other similar income in respect of money loaned by California Prospectors and deposits of California Prospectors. In determining EBITDA of California Prospectors for any period, to the extent that as a result of conduct outside the ordinary course of business (i) any items of income of California Prospectors have been shifted out of such period, or (ii) any items of expense have been shifted into such period, such items of income or expense shall be reclassified into the appropriate period. The schedule used to compute the foregoing EBITDA is attached as Exhibit 1.

        1.10 "Existing Lease" means the lease of the California Lottery Station and California Lottery Property by and between Target and California Prospectors dated January 1, 1999.

        1.11 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official having or exercising or purporting to have or exercise jurisdiction over California Prospectors, the Members or the Member's Interests.

        1.12 "Integral Properties and Assets" means all of the assets, real and personal, tangible and intangible, which constitute integral parts of the businesses operated by Prospector Gaming Enterprises, Inc., and its Affiliates, as the Gold Ranch Casino & RV Resort, as more particularly described in the Asset Purchase Agreement.

        1.13 "Integrated Agreements" means this Agreement and each of the agreements and documents described as a component of that term as defined in the Asset Purchase Agreement, which constitute integral parts of the single transaction by which Last Chance, Inc., will acquire the businesses and assets (real, personal, tangible and intangible) operated by Prospector Gaming Enterprises, Inc. and its Affiliates as the Gold Ranch Casino & RV Resort.

        1.14 "Intellectual Property" means all tradenames, servicemarks, patents, copyrights, licenses, trade secrets, proprietary information, intellectual property and other intangible property owned by any one of the Sellers and used by the California Prospectors or necessary to the business operations of California Prospectors, as set forth in Exhibit 2.

        1.15 "Manager" means the person designated in or selected pursuant to the articles of organization or operating agreement of California Prospectors to manage the company.

        1.16 "Members" means each of the owners of an interest in California Prospectors, Ltd., a limited liability company.

        1.17 "Member's Interest" means either Seller's entire share of the economic interests in the California Prospectors, including profits, losses and distributions of assets.

        1.18 "Nevada Gaming Authorities" means collective reference to the State Gaming Control Board and the Nevada Gaming Commission, or any agency of any state, county, city or other political subdivision, which has jurisdiction over the activities of California Prospectors involving gaming or lottery.

        1.19 "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

        1.20 "Working Capital" means California Prospector's current assets less California Prospector's current liabilities (excluding the current portion of long-term debt of California Prospector outstanding at the consummation of the purchase and assumed by Last Chance), all as determined in accordance with generally accepted accounting principals applied on a consistent basis, excluding, however, any current assets not purchased by the Last Chance, or current liabilities not assumed by the Last Chance. The Working Capital may be expressed as a positive or a negative number.

2. PURCHASE AND SALE. Sellers agree to sell and Last Chance agrees to buy the Member's Interest of Sellers in California Prospectors, and the Intellectual Property, on the terms and conditions set forth in this Agreement. The Sellers shall list the Intellectual Property on Exhibit 3 hereto and provide assignments thereof in the form of Exhibit 4.

3. PURCHASE PRICE. The Purchase Price shall be an amount equal to the product of 6.25 multiplied by California Prospectors' EBITDA for the trailing twelve calendar months prior to the Closing Date, less (i) the amount of debt assumed or refinanced by Last Chance, (ii) any amount required to be withheld pursuant to NRS 360.525 and NRS 612.695, plus (iii) California Prospector's Working Capital.

4. PAYMENT. On the Closing Date, Last Chance shall pay the Purchase Price in cash or cash equivalent to the Sellers.

5. SELLER'S DELIVERIES AT CLOSING. On the Closing Date, Sellers shall each deliver to Last Chance, at Sellers' expense, certificates representing all their respective Member's Interest, duly endorsed in blank, together with any other documents of transfer and title reasonably requested by Last Chance. If there have been no certificates issued for the Member's Interests, then each of the Sellers shall issue a "Transfer Certificate" in the form of Exhibit 5, endorsed in blank. Sellers shall also deliver to Last Chance at Closing, at Seller's expense, all other documents required of Seller for closing of the sale and purchase hereunder as well as all California Prospectors books and records,

Member's Interest ledgers, seals and minute books and other records of California Prospectors. Sellers shall pay any taxes, transfer fees or other charges, which arise out of the transfer of the Member's Interests to Last Chance.

6.      SUBSEQUENT PERFORMANCE.

        6.1 Consulting. At their sole cost and expense, Sellers' shall provide management advisory and consulting services to Last Chance through Rob Medieros (Consultant), concerning any and all aspects of California Prospector's business, for a period of fourteen (14) consecutive calendar days commencing on the business day next following the Closing Date. Thereafter, Consultant shall remain available, without charge, for reasonable telephone consultation and assistance to Last Chance concerning California Prospectors' business for the following additional 14 consecutive calendar days.

        6.2 Covenant Not to Compete. Sellers covenant and agree for the benefit of Last Chance and its successors and assigns that, for the duration of the Lease Term of the California Lottery Station Lease and for a period of one year thereafter, Sellers will not engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant or in any other individual or representative capacity whatever, in the conduct or management of, or own (legally or beneficially), or have the right or option to acquire, any direct or indirect interest in any business holding or making application for a license issued by or contract with the California State Lottery Commission, as that term is defined in Cal. Gov't Code Section 8880.11, as "Lottery Game Retailer" as that term is defined in Cal. Government Code Section 8880.13, in Sierra County California or any other California County bordering Washoe County, Nevada. Sellers specifically acknowledge and agree that the foregoing covenants are reasonable in content and scope and are given for adequate consideration. Last Chance shall have the option to reduce the scope and extent of the foregoing covenants, by written notice to the Sellers, either before or after any adjudication of the legality of said covenants, whereupon said covenants, as so reduced, shall be binding and enforceable against the Sellers.

7. CLOSING. The purchase and sale of the Member's Interests under this Agreement shall be effective as of the Closing, or such other date as may be agreed to in writing by Last Chance and Sellers.

8. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers represent and warrant now and as of the Closing as follows:

        8.1 Organization. California Prospectors is a Nevada limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada. California Prospectors has all corporate power necessary to carry on its business as now being conducted and as proposed to be conducted. California Prospectors is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, licenses, contracts, grants or properties.

        8.2     Capital and Membership Structure.

                A. Members: Sellers are the sole Members of California Prospectors.

                B. Member's Interests. The Sellers own all of the Member's Interests in California Prospectors as follows: (i) Peter and Turkey Stremmel, husband and wife, own an undivided one-half interest in California Prospectors, and (ii) Steven and Henrietta Stremmel, husband and wife, own an undivided one-half interest in California Prospectors. There are no other Member's Interests as defined in NRS 86.091, or other rights or interests in California Prospectors owned or held by any Person other than Sellers. Each Member's Interest is validly issued (including without limitation full compliance with all federal and state securities laws), fully paid, and nonassessable. No other interest or share or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security; options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any Member's Interest or securities of California Prospectors; or securities convertible into any class of securities issued by or for Member's Interest in California Prospectors. There are no declared or accrued and unpaid dividends or other distributions. The Sellers have not assigned any interest in nor encumbered their respective Member's Interest and there are no outstanding preferential rights to acquire any interest in either Member's Interest granted by Seller or either of them.

                C. Investments in Subsidiaries and Affiliates. California Prospectors has no subsidiaries or any investment of any kind in any company, partnership, trust, association or other firm or enterprise.

                D. Articles and Operating Agreement. Attached as Exhibit 6 is a true and correct copy of the Articles of Organization of California Prospectors, together with all amendments thereto, and a true and correct copy of the Operating Agreement of California Prospectors, together with all amendments thereto, all certified by the Manager of California Prospectors. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Organization, as amended, or the Operating Agreement of California Prospectors, as amended.

                E. Financial Statements. Attached as Exhibit 7 are copies of the financial statements of California Prospectors (Financial Statements) for California Prospectors' fiscal years ending December 1, 2000 and December 1, 1999 and for the period from January 1, 2001 to the last day of the month preceding the Closing Date. Such Financial Statements are true and complete; have been prepared in accordance with sound accounting practice and generally accepted accounting principles consistently applied; present fairly, accurately and completely the financial position of California Prospectors as of the dates specified and the results of its operations for the periods stated; reflect all assets and all liabilities of California Prospectors; and have not been rendered untrue, incomplete, or unfair as representations of the financial condition of California Prospectors by events subsequent to the respective dates thereof.

                F. Absence of Undisclosed Liabilities. California Prospectors has no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent, or otherwise (including, without limitation, tax liability, express or implied contract or tort liability involving persons or property of any kind) except as reflected in the Financial Statements, and no facts or circumstances exist, which could give rise to any such liabilities or obligations. Sellers hereby assume all liability for, and Last Chance's acquisition of the Member's Interest shall not be subject to, any liabilities or obligations not specifically set forth in the Financial Statements. This Agreement contains no statements which, at the time and in light of the circumstances under which they are made, omit to state, or are false or misleading with respect to, any material fact.

                G. Managers, Officers, Employees, etc. No written or oral contracts of employment and no written or oral representations or warranties of continued employment have been made to any of the managers, officers, employees, agents or independent contractors of California Prospectors. At or before the Closing, Sellers shall deliver to Last Chance resignations effective at Closing of all the managers, officers and employees of California Prospectors.

                H. Banks. Attached as Exhibit 8 is a list of all banks and other institutions, persons, associations or entities with which California Prospectors has an account, loan, line of credit, investment, instrument of deposit, safe deposit box or other banking or investment relationship, specifying account numbers, balances, agreement terms and such other information as Last Chance may reasonably request. Exhibit 8 includes the bank and account number of California Prospectors' EFT account which it is required to maintain by the terms of California Prospectors' Standard Contract For California Lottery Game Retailers together with copies of all authorizations and instructions granted to enable the California State Lottery Commission to initiate electronic fund transfers to or from California Prospectors' EFT account.

                I. Agreements. Attached as Exhibit 9 are a list and copies of the executed originals of all written agreements, contracts, commitments or undertakings, including all contracts by and between California Prospectors and the California State Lottery Commission and the Existing Lease with Target Investments, L.L.C., a list and detailed descriptions of all oral agreements, contracts, commitments or undertakings, and a list and copies of the executed originals or detailed descriptions of all written or oral amendments to the foregoing, to which California Prospectors is a party or its business or assets or the Member's Interests are subject or bound (all collectively the "Agreements"). Exhibit 9 also includes all judgments, orders, writs, injunctions or decrees to which any of the Sellers, the Member's Interests, California Prospectors, or its business or assets are subject or bound (which shall also be deemed Agreements).

                J. Insurance. Attached as Exhibit 10 are a list and copies of all liability, casualty, health and accident, keyman, workers' compensation, and other insurance policies owned by the California Prospectors or of which California Prospectors is a beneficiary ("Insurance Policies").

                K. Registrations. Attached as Exhibit 11 are a list and copies of the originals and all amendments of all foreign and domestic registrations, licenses, filings, permits, approvals, authorizations, exemptions, certifications and pending applications for any of the same (including, without limitation, all licenses issued by the California State Lottery Commission, trademarks, service marks, trade names, fictitious names (including all rights to the name "California Prospectors" which is exclusively the property of California Prospectors), copyrights and all other forms of intellectual property rights and the Authorizations described in Paragraph 6(S) below) and all other intangible property rights of any kind, used in or necessary to the business of California Prospectors as heretofore conducted, owned by or licensed to California Prospectors or in which California Prospectors has any other interest of any kind (the "Registrations"). All such Registrations are in full force and effect and were obtained in full compliance with all applicable requirements and regulations. Except as otherwise set forth on Exhibit 11, California Prospectors owns the entire right, title, and interest in and to such Registrations free of all security interests, financing statements, mortgages, pledges, liens, conditional sales agreements, leases, licenses, encumbrances, charges, claims, restrictions, qualifications, limitations or rights of any kind, and no third party is using, infringing or otherwise violating or exercising any rights under any Registration.

                L. Contractual Relations. California Prospectors and all other parties thereto have complied fully with all the provisions of all Agreements, Insurance Policies and Registrations; and neither California Prospectors nor any such other party is in default, breach or violation, nor is there any fact or circumstance that with a lapse of time, notice or both would result in such a default, breach or violation, under any of the foregoing. All Agreements, Insurance Policies and Registrations are set forth in the Exhibits, conform with the terms of the copies thereof or, where oral, the written summaries thereof contained in the Exhibits, are in full force and effect (and no notices of cancellation or termination have been given or received) and are valid, binding and enforceable in accordance with their terms. No term or provision of such Agreements, Insurance Policies or Registrations violates any applicable domestic law. California Prospectors has not paid any obligations not yet due under any of its Agreements, Insurance Policies or Registrations except as set forth in the Exhibits. California Prospectors is not subject to a covenant not to compete or any other restriction related to the business or assets of California Prospectors.

                M. Assets Listing; Condition. Attached as Exhibit 12 is a list (including a description, the location and the nature of California Prospectors' interest) of all real and personal property of California Prospectors, and all real and personal property used by California Prospectors, in connection with the business of California Prospectors (the "assets"). The list is arranged into at least the following classifications: tangible personalty (such as equipment and inventory), realty, and intangible property (such as

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Registrations, Agreements and Insurance Policies). The list may refer to and incorporate other Exhibits to this Agreement. All assets are in good operating condition and repair, not obsolete and are usable in the ordinary course of California Prospector's business; all inventory is usable and saleable in the ordinary course of the California Prospector's business. All accounts receivable arose from valid sales and are collectible in the ordinary course of business at the full amount as set forth in the Financial Statements, Exhibit 7. Possession of all assets not in the possession of California Prospectors can be obtained upon request and without the payment of any fee or charge of any kind.

                N. Title to Assets. California Prospectors has good and marketable title to, or valid and binding leasehold interests under leases and other Agreements described in Exhibit 9, all of its assets. None of the assets is subject to any security interest, financing statement, mortgage, pledge, lien, conditional sale agreement, lease, license, encumbrance, charge, or claim of any kind or to any restriction, qualification, limitation or right of any kind adversely affecting use, marketability or title, except as specifically described in detail in the Exhibits. All intangible assets are subject to proper Registrations entitling California Prospectors to the maximum protection available and such Registrations are current and in full compliance, force and effect, except as specifically described in the Exhibits.

                O. Consents. Attached as Exhibit 13 is a list of all consents (the "Necessary Consents") from any person, association, entity, or governmental authority, necessary to render the transaction contemplated hereby lawful, effective in accordance with the terms of this Agreement, and in compliance with any requirements by which any of the Sellers, the Member's Interest, California Prospectors, its business or assets, are bound, and an executed copy of all Necessary Consents.

                P. Operational Continuity. From June 30, 2001, through the Closing Date:

                        (i) The business of California Prospectors has been and will be conducted in the usual and ordinary course as theretofore conducted in accordance with sound and prudent business practice;

                        (ii) California Prospectors has not and will not, without Last Chance's prior written approval: (1) take any action, or permit any event or condition to occur which would materially affect the value of the Member's Interests and/or California Prospectors, its business or assets, (2) enter into any material agreement, contract, commitment or undertaking, (3) alter any existing Agreements, (4) increase or decrease materially its level of inventory, (5) disposed of or alter any material asset or any material amount of its assets, or (6) institute any material litigation, claim or other proceeding before any court or governmental authority;

                        (iii) All books and records (both corporate and financial) of California Prospectors have been and will be maintained completely and accurately without any change in accounting methods or practices except as specifically approved by Last Chance; and

                        (iv) Each of the Sellers shall use its best efforts to cause California Prospectors to maintain, and California Prospectors has and shall have maintained, the good will of, and good business relations with, the California State Lottery Commission, California Prospectors' employees, agents, contractors, suppliers, customers and others having business relationships with it, so as to keep such fully available to California Prospectors after the Closing Date.

                Q. Absence of Certain Changes. From June 30, 2001 through the Closing, there has not been, nor will there be, any material change (whether or not covered by insurance) in, and no condition or event does or will exist which does or may have any adverse effect on, California Prospectors, its business or assets or in the value of the Member's Interests.

                R. Taxes and Tax Returns. California Prospectors has timely filed all required foreign and domestic federal, state, and local income, payroll, franchise, transaction, privilege, sales, and other tax returns and reports of every kind whatsoever with the appropriate governmental authorities for all periods up to the Closing Date. All such returns and reports are complete, true, and accurate. All taxes, fees, charges, duties and assessments of every kind whatsoever imposed upon California Prospectors or with respect to its business or assets, whether assessed or not and whether incurred in respect of or measured by the income of California Prospectors, for any period before the Closing Date or arising out of transactions entered into or any state of facts existing before the Closing Date have been fully paid. Attached as Exhibit 14 are copies of California Prospectors' tax returns for all years still subject to audit by foreign or domestic authorities and all communications relating to the same.

                S. Proper Authority and Applicable Laws. California Prospectors has had since its formation, does have currently, and will have at the Closing, all requisite limited liability and other power and all necessary registrations, licenses, filings, permits, exemptions, certificates, approvals, and other authorizations required by any Governmental Authority, or any person, association or entity to carry on and conduct its business in the manner in which its business has been and is being conducted, and to own, lease, use, and operate its assets at the places and in the manner in which its assets have been and are being owned, leased, used, and operated (Authorizations), the term Registrations to also include all Authorizations for purposes of this Agreement). No registration, license, permit, exemptions, certificate, approval or authorization or applications therefor of any kind for any purpose has been denied in the five (5) years preceding the Closing Date. All such Authorizations are in full force and effect. All meetings of the Manager and Members of California Prospectors necessary to conduct its business have been duly convened and held, and all requisite Manager and Members approval has been obtained for all purported acts by California Prospectors. All assets of California Prospectors are used and maintained in conformity with all applicable foreign and domestic laws and public policies. No aspect of the business of

California Prospectors as heretofore conducted or act or omission of California Prospectors or its agents violates any applicable foreign or domestic law or public policy. No aspect of the business of California Prospectors as heretofore conducted (including without limitation use of trade names, trademarks and written materials) has infringed or does now infringe any tradename, trademark, service mark, copyright or other right of any third party. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action by California Prospectors and its Members, and Sellers will provide Last Chance with certified resolutions to such effect at or before the Closing Date.

                T. Litigation. No litigation, proceeding, investigation or claim of any kind whatsoever is pending or threatened, by, against or relating to the Sellers, the Member's Interests, California Prospectors, its business or assets. No claim or liability can, on the basis of California Prospectors', Sellers' or their employees' or agents' actions, or of facts or conditions existing prior to the Closing Date, be asserted against California Prospectors, its business or assets or the Sellers as the owners of the Member's Interests or the Member's Interest by any individual, entity, association or governmental authority, except as described in detail in Exhibit 15, all of which shall remain the responsibility of Sellers.

                U. Benefit, Pension and Profit-Sharing Plans. California Prospectors has no employee benefit plans or policies of any kind whatsoever, including without limitation, group health or life insurance, sick leave, pension, holiday, vacation or profit-sharing policies or plans except as listed on Exhibit 16.

                V. Freedom from Restrictions. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the fulfillment of the terms hereof by Sellers and California Prospectors (i) do not violate or conflict with, and will not result in a breach or default, or in any occurrence that, with a lapse of time or action by a third party or both, could result in a breach or default with respect to any Agreements or any contract, agreement, commitment, or undertaking, either written or oral, by which any of the Sellers are a party or are bound; (ii) will not violate any applicable foreign or domestic law or public policy; (iii) will not result in an acceleration or increase of any amounts due from California Prospectors; and
(iv) will not result in an alteration to the detriment of California Prospectors of the terms or conditions of any Agreements, Insurance Policy or Registration. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Member's Interest, or the business or assets of California Prospectors.

                W. Title to Member's Interests; Power to Transfer. Each Seller will have and deliver to Last Chance at the Closing good and marketable title to his or her respective Member's Interest free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among Members, claims, restrictions, qualifications, limitations or rights of any kind and will have at the Closing the right, power and authority to transfer his or her Member's Interest without breach or default with respect to any contract, agreement, commitment, or undertaking by which Sellers or the Member's Interests are bound.

                X. Environmental Matters. Attached hereto as Exhibit 17 is a complete and accurate written disclosure with respect to all environmental matters under federal, state or local law relating to the business operations of California Prospectors or its assets, or arising from California Prospector's use or occupancy of property, directly or indirectly, including without limitation any matters relating to air, ground, and water pollution or regulation, soil monitoring, occupational health or safety or the storage, treatment, disposal, release, discharge or emission of any solid waste, pollutant or contaminant of any kind, including without limitation any hazardous substance as that term is defined in 42 U.S.C. Section 9601 or any hazardous waste as that term is defined in 42 U.S.C. Section 6903 or any regulated substance as that term is defined in 42 U.S.C. Section 6991, or as any of such terms is defined under Nevada law (collectively, "Hazardous Substances"), together with a list of all permits, licenses, authorizations, agreements, injunctions, decrees and orders relating thereto, and copies of any and all written communications with federal, state and local environmental regulatory agencies and the Occupational Safety and Health Administration. The business operations of California Prospectors and its assets have been, and are being, used and operated in compliance with all applicable local, state and federal laws, ordinances, rules, regulations, permits, licenses, authorizations, agreements, injunctions, decrees and orders relating to air, ground and water pollution or regulation; soil monitoring; occupational health or safety; or the storage, treatment, disposal, release, discharge or emission of any Hazardous Substances. No Hazardous Substances have been disposed of on any property that is or has been owned or occupied by California Prospectors at any time, and no Hazardous Substances have been transported by or on behalf of California Prospectors or in connection with its business operations, for disposal except as disclosed on Exhibit 17 hereto. Except as expressly provided in such Exhibit, California Prospectors and/or its business activities or assets are not, directly or indirectly, subject to any obligations, liabilities (contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions, or decrees relating to any product or service sold or available for sale by California Prospectors, or arising from its use or occupancy of property, directly or indirectly, or to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants, or to the occupational exposure of California Prospectors' employees or agents. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of California Prospectors, or arising from its use or occupancy of property, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. Such Exhibit contains a complete list of all agreements, contracts, commitments and undertakings involving California Prospectors and its business or assets relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. There are no facts or circumstances which may give rise to any litigation, claims, proceedings, investigations, citations, or notices of violations resulting from the business activities of California Prospectors, or from or relating to properties owned or occupied by California Prospectors directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants.

                Y. California Lottery. Except as provided in Exhibit 18, California Prospectors is and at all times has been in compliance with, and has and continues to operate its business as a California State Lottery Retailer in compliance with, the terms and conditions of the Standard Contract For California Lottery Game Retailers by and between California Prospectors and the California State Lottery Commissions, the California State Lottery Act, the California State Lottery Regulations and the California State Lottery policies, instructions and directives, as amended, issued or re-issued, from time to time, and any license granted to California Prospectors by the California State Lottery Commission. California Prospectors has paid and shall pay through the Closing all sums due to the California State Lottery Commission for the sale of lottery products, or otherwise.

9. VOLUME OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement are incorporated herein by reference and will be bound by Sellers in a separate volume (the "Volume of Exhibits and Schedules") together with an index thereof and a certificate (the "Certificate of Completion") executed by the Sellers representing and warranting that the Volume of Exhibits and Schedules contains true and complete Exhibits and Schedules as called for in this Agreement. Sellers shall have until four (4) days prior to the Closing Date, to complete the preparation of the Volume of Exhibits and Schedules and deliver it to Last Chance. Sellers may deliver the Volume of Exhibits and Schedules in installments of less than all the Exhibits and Schedules, but Sellers covenant and agree that all Exhibits and Schedules shall be delivered and certified to Last Chance no later than four (4) days prior to the Closing Date. All Exhibits and Schedules, whether delivered upon execution hereof or hereafter delivered, shall be dated effective as of the date of this Agreement and this Agreement shall be fully effective and enforceable as of such date notwithstanding delivery of such Exhibits and Schedules subsequent to such date or the breach by Sellers of their covenant set forth above to deliver and certify such Exhibits and Schedules; provided, that performance of such covenant shall remain a condition of Last Chance's obligations hereunder as provided below. If Sellers elect to deliver the Volume of Exhibits and Schedules in installments, Sellers shall bind and index all the Exhibits within fifteen (15) days following the Closing Date, and an additional Certificate of Completion shall be executed with respect to the final bound version.

10. REPRESENTATIONS AND WARRANTIES OF LAST CHANCE. Last Chance represents and warrants now and as of the Closing Date to Sellers as follows:

        10.1 Organization. Last Chance is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Last Chance has all corporate power necessary to carry on its business as now being conducted and as proposed to be conducted. Last Chance is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, licenses, contracts, grants or properties.

        10.2 Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof by Last Chance will not, violate or conflict with any provision of Last Chance's Articles of Incorporation or Bylaws, or any provision of any contract, agreement, commitment or undertaking to which Last Chance is bound. At the Closing Date, Last Chance shall deliver to Sellers a certified copy of the resolutions of the Board of Directors of Last Chance authorizing the consummation of the transaction contemplated by this Agreement. Upon delivery to Sellers of such certified resolutions, the consummation of the transaction contemplated by this Agreement will have been duly authorized by the Board of Directors of Last Chance.

        10.3 Investment Intent. Last Chance is purchasing the Member's Interests for its own account for investment and not with a view to or for sale in connection with any distribution of the Member's Interest of California Prospectors; and Last Chance will neither sell nor transfer any of the Member's Interest in violation of any applicable law, rule or regulation, federal or state. Last Chance understands that any resale of the Member's Interests must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. Last Chance understands and consents that the certificates, if any, representing the Member's Interests shall be endorsed with a legend, substantially as follows:

        (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CALIFORNIA PROSPECTORS THAT SUCH REGISTRATION IS NOT REQUIRED";

        (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Member's Interest represented by the certificate so legended;

        (iii) Any legend required by the California State Lottery Commission;
        and

        (iv) Any other legend required by the Nevada Gaming Authorities,

        10.4 Accredited Investor; Investigation. Last Chance is an "Accredited Investor", as such term is defined in Regulation D, Rule 501, promulgated under the Securities Act of 1933, as amended. Last Chance has such knowledge and experience in financial and business matters to enable Last Chance to evaluate the merits and risks of an investment in the Member's Interests and to make an informed investment decision with respect thereto. Last Chance has discussed the California Prospector's business, management and financial affairs with the California Prospectors management and has had the opportunity to review the California Prospector's facilities. Last Chance has received current and historical information concerning California Prospectors and its finances and operations. California Prospectors acknowledges that all documents, records and books requested by Last Chance pertaining to this investment have been made available for inspection by, and have been inspected by, it and its attorney, accountant and other advisors. Last Chance and its advisors have had full opportunity to ask questions of and receive answers from the authorized representatives of California Prospectors, including the Sellers, concerning the offering of the Member's Interest.

11. BROKERS AND FINDERS. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement. Notwithstanding the preceding sentence, Sellers and Last Chance may retain the services of financial advisors and attorneys, the fees of such persons to be borne by the party hiring such advisors and attorneys. No expenses shall be borne by California Prospectors in connection with this transaction.

12. SURVIVAL OF WARRANTIES. All representations, warranties, covenants, and agreements contained herein, and all lists, descriptions, financial statements, certificates, Exhibits, Schedules and other documents delivered under this Agreement or in connection with the transactions contemplated hereby, are true now, will be true at the Closing Date, and are binding and will survive the Closing regardless of the waiver or satisfaction of any condition precedent to the Closing or of any investigation or express or implied approval or acceptance by or on behalf of any party hereto.

13.     INDEMNITY.

        13.1 Sellers. Sellers hereby jointly agree to indemnify and protect Last Chance (and its officers, directors, shareholders and Affiliates), and to defend and hold them harmless from and against, all claims, damages, losses, costs, and expenses (including reasonable attorney fees, court costs and other expenses incident to any proceeding, investigation or any claim, including without limitation in any suit by Last Chance against Sellers) attributable, directly or indirectly, to the operation of the business of California Prospectors from inception to the Closing, the breach by Sellers of any obligation hereunder or the inaccuracy of any representation or warranty made by Sellers herein or in any instrument delivered pursuant hereto, or in connection with the transactions contemplated hereby, including, but not limited to, the Exhibits. A claim for indemnification shall be made only by Last Chance notifying Sellers of the existence of the claim for which indemnification is sought. Last Chance shall thereafter be entitled, at its option, to control, or participate in, any prosecution or defense relating to such claim for indemnity (including without limitation decisions to settle or appeal) through attorneys and agents of its choosing, all at the expense of the Sellers (except in any suit by Last Chance against any Seller). The results of any such prosecution or defense shall be binding upon Last Chance and Sellers for purposes of resolving any claim for indemnity. Any claims for indemnity, or portions thereof shall be the joint and several responsibility of Sellers and paid to Last Chance on demand. Sellers shall not be entitled to indemnity or contribution from, or subrogation to or recovery against, California Prospectors with respect to any liability of the Sellers, which may arise under this Agreement or the transactions contemplated hereby.

        13.2 Purchaser. Last Chance hereby unconditionally agrees to indemnify Sellers and defend and hold them harmless from and against all claims, damages, losses, costs, and expenses (including reasonable attorney fees, court costs and other expenses incident to any proceeding, investigation or any claim, including without limitation in any suit by Sellers against Last Chance) attributable directly or indirectly to the operation of the business of California Prospectors after the Closing or the breach by Last Chance of any obligation hereunder or the inaccuracy of any representation or warranty made by Last Chance herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby. A claim for indemnification shall be made only by Sellers notifying Last Chance of the existence of the claim for which indemnification is sought. Seller shall thereafter be entitled, at its option, to control, or participate in any prosecution or defense relating to such claim for indemnity (including without limitation decisions to settle or appeal) through attorneys and agents of its choosing, all at the expense of Last Chance (except in a suit by Sellers against Last Chance). The results of any such prosecution or defense shall be binding upon Last Chances and Sellers for purposes of resolving all claims for indemnity.

14.     CONDITIONS.

        14.1 Conditions Precedent to the Obligation of Last Chance. The obligation of Last Chance to purchase the Member's Interests at the Closing is subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions:

                A. Representations True. The representations and warranties of Sellers herein shall have been true and correct in all material respects as of the date hereof; and shall further be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing.

                B. Covenants Performed. On or before the Closing Date, Sellers shall have performed all obligations and complied with all covenants required to be performed by them under this Agreement prior to the Closing.

                C. Opinion of Counsel. On the Closing Date, Sellers shall deliver to Last Chance an opinion from Lemons, Grundy & Eisenberg, Chartered, a Nevada professional corporation in the form attached hereto as Schedule 14.1(C).

                D. Certificate. At the Closing Date, Sellers shall deliver to Last Chance a certificate signed by each, certifying that the conditions stated in Section 14.1(A) and (B) have been fulfilled as of the Closing Date.

                E. Integrated Closing. The Closing shall have occurred under the Asset Purchase Agreement and all of the Integrated Agreements.

                F. California Lottery Station, Approvals. The California State Lottery Commission shall have determined that Last Chance is suitable to acquire all of the ownership interests in and to California Prospectors and shall have issued all licenses or approvals, or entered into such contracts with California Prospectors Ltd., as are necessary to the continued operation of the California Lottery Station by California Prospectors as of the Closing Date. The Nevada Gaming Authorities shall have determined that the operation of the California Lottery Station by an Affiliate of Last Chance does not constitute an unsuitable method of operation by Last Chance as a Nevada gaming licensee. Approvals from all other Governmental Authorities having jurisdiction over the California Lottery Station shall have been obtained, including, but not limited to, the State of Nevada, State of California, Washoe County, Nevada, Sierra County, California or any other governmental board, commission or agency that must provide Last Chance approval to operate California Prospectors or approval to California Prospectors to operate the California Lottery Station. In the event that Last Chance is unable to secure the required approvals, this Agreement shall terminate with no damages claimed by any party against the other.

                G. No certificate of occupancy or license necessary to the operation of the California Lottery Station shall have been revoked or suspended by the responsible Governmental Authority.

        14.2 Conditions of the Obligations of Sellers. The obligation of Sellers to sell the Member's Interests at the Closing Date is subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions:

                A. Representations True. The representations and warranties of Last Chance herein shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing.

                B. Covenants Performed. On or before the Closing Date, Last Chance shall have performed all obligations and complied with all covenants required to be performed by it under this Agreement prior to the Closing.

                C. Certificate. At the Closing, Last Chance shall deliver to Sellers a certificate, signed by Last Chance, certifying that the conditions stated in Section 13.2(A) and (B) have been fulfilled as of the Closing Date.

15. PUBLICITY. Prior to the Closing, neither Last Chance nor Sellers nor California Prospectors will (and each will direct its representatives not to) make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding the transaction contemplated by this Agreement or any of the conditions, or other aspects of the transaction; provided, however, that The Sands Regent and Last Chance may discuss with and provide information regarding the transaction, (i) as required by applicable Securities Laws, (ii) to the media and to stock analysts, investment bankers and other financial analysts, so long as such discussions and the information provided by the disclosing party is within the scope of any press release approved by The Sands Regent, Last Chance and Sellers (and such information does not address issues or provide information which was not addressed or provided in such press release), and (iii) to Last Chance's and California Prospector's respective lenders, attorneys, accountants, advisors and other representatives (provided Last Chance or California Prospectors, as the case may be, concurrently informs all of such persons and entities of the confidential nature of such information). Further, Last Chance shall have the right to contact and provide information regarding the transaction to the Nevada Gaming Authorities, the California Lottery authorities and any other governmental or regulatory authority. If either Last Chance or Sellers or California Prospectors are required by law to make any disclosures which would otherwise be disallowed by this Section 15, the party intending to make such disclosure must first provide to the other party for review and approval (which shall not be unreasonably withheld or delayed) the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

        The obligations set forth in this Section 15 shall survive the termination of this Agreement.

16. ADDITIONAL ACTS OR DOCUMENTATION. Sellers, California Prospectors and Last Chance agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.

17. NOTICES. Any notices that may be required under this Agreement shall be in writing, shall be effective on the earlier of the date when received or the third day following mailing, and shall be given by personal service, or by certified or registered mail, return receipt requested, to the addresses set forth below, or to such other addresses as may be specified in writing to all parties hereto.


           If to Sellers:       Peter Stremmel and Turkey Stremmel
                                1400 S. Virginia
                                Reno, Nevada 89502

                                Steve and Henrietta Stremmel
                                4790 Caughlin PKWY #529
                                Reno, Nevada 89509

           With a copy to:      David R. Grundy, Esq.
                                Lemons, Grundy & Eisenberg
                                6005 Plumas Street, Suite 300
                                Reno, Nevada 89509

           If to Last Chance:   David R. Wood, Treasurer
                                The Sands Regent, Inc.
                                345 Arlington Ave.
                                Reno, Nevada 89501

           With Copy to:        Paul A. Bible, Esq.
                                Bible, Hoy & Trachok
                                201 West Liberty Street, Third Floor
                                Reno, Nevada 89501

18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party except as expressly provided herein.

19. SEVERABILITY. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof.

21. GOVERNING LAW. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal laws of the State of Nevada. Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto may be brought in State or Federal Court in Washoe County, Nevada, and each party hereto expressly and irrevocably consents to the jurisdiction of said court.

22. GENDER AND NUMBER. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms.

23. MODIFICATIONS AND WAIVERS. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

24. CONTRIBUTIONS AND RELEASE BY SELLERS. Sellers hereby agree that on the Closing Date they will be deemed to have contributed all loans or other amounts owed to any of them by California Prospectors or any subsidiary to its capital and will be deemed to have released all rights or claims of any nature they may have against California Prospectors or any subsidiary.

25. CORPORATE LIABILITY. Prior to the Closing Date (but not following), California Prospectors shall be considered to have made and shall be jointly and severally liable for all of the covenants, representations and warranties of Sellers herein.

26. ATTORNEYS' FEES. In the event a party must retain an attorney to enforce this Agreement or in the event of litigation which arises as a result of any controversy, dispute, breach or construction of this Agreement, the prevailing party shall be entitled to recover, from the other party, all costs, expenses and reasonable attorney's fees incurred in connection with the enforcement efforts or litigation. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Sellers                                     Last Chance

                                            Last Chance, Inc.,
                                            a Nevada Corporation
/s/ Peter Stremmel
Peter Stremmel

                                            By:  /s/ Ferenc Szony
                                            Its:   Pres/CEO

/s/ Turkey Stremmel
Turkey Stremmel

/s/ Steve Stremmel
Steve Stremmel

/s/ Henrietta Stremmel
Henrietta Stremmel

California Prospectors

California Prospectors, Ltd.,
a Nevada limited liability California Prospectors



By: /s/ Peter Stremmel
Its: Partner